SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELANESE CORPORATION

By:	/s/ David N. Weidman
Name: David N. Weidman

Title:	Chief Executive Officer,
President and Director

Date: November 1, 2006

By:	/s/ John J. Gallagher III
Name: John J. Gallagher III

Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: November 1, 2006

66